Exhibit 99.1

PositiveID Corporation Enters Into $4.2 Million Non-Convertible Preferred Stock Purchase Agreement with Socius
Technology Capital Group

Company enters market-priced financing to fund additional development of its HealthID product portfolio, including its products for diabetes management

DELRAY BEACH, FL – April 29, 2010 – PositiveID Corporation (“PositiveID” or the “Company”) (NASDAQ: PSID), today announced it has entered into a definitive agreement for an investment commitment with Socius Technology Capital Group, LLC (“Socius”), under which Socius has committed to purchase tranches totaling up to $4.2 million in non-convertible Series B Preferred Stock (the “Preferred Stock”) from PositiveID. The Company has also entered into a stock purchase agreement for common stock and warrants. Socius has agreed to purchase shares of the Company’s common stock equal to 100 percent of the value of the Preferred Stock priced at the average of the individual daily volume weighted average price calculated over the ten trading days preceding the applicable tranche notice (the “Investment Price”). Socius will also receive 35 percent warrant coverage, which warrants will also be priced at the Investment Price. Socius may pay the Investment Price for the common stock and the exercise price of the warrants, at Socius’ option, in cash or a secured promissory note. Proceeds from any sales of the Preferred Stock will be used to fund additional development of the Company’s HealthID product portfolio, including its Easy Check system for non-invasive glucose monitoring through breath analysis, its iGlucose system for real-time diabetes management, and other diabetes and healthcare products, as well as to provide working capital.

Scott R. Silverman, Chairman and CEO of PositiveID, said, “We believe these transactions were negotiated at competitive terms that are favorable to the Company. Any proceeds from this financing will enable us to continue the development of our portfolio of HealthID products, including our Easy Check breath glucose system and iGlucose diabetes management system, as well as our in vivo glucose-sensing microchip and other healthcare products.”

About PositiveID Corporation
PositiveID Corporation develops and markets healthcare and information management products through its RFID-based diagnostic devices and identification technologies, and its proprietary disease management tools. PositiveID operates in two main divisions: HealthID and ID Security. For more information on PositiveID, please visit www.PositiveIDCorp.com.

Statements about PositiveID’s future expectations, including its ability to fund additional development of its iGlucose diabetes management system and Easy Check system for non-invasive glucose monitoring through breath analysis, the expectation that Socius will purchase Preferred Stock or common stock from the Company, the expectation that the Company will use proceeds from any sales of the Preferred Stock or common stock to fund additional development of its Easy Check system, iGlucose system and other diabetes and healthcare products as well as for working capital, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID’s actual results could differ materially from expected results. These risks and uncertainties include the failure of the Company to meet the funding conditions set forth in the agreements with Socius, transaction costs being greater than anticipated, changes in economic conditions, as well as certain other risks. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on March 19, 2010, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Allison Tomek
561-805-8000
atomek@positiveidcorp.com

Dan Schustack
CEOcast
212-732-4300
dschustack@ceocast.com